Securities and Exchange Commission
Washington, DC 20549

     We have read Item 4 included in the attached Form 8-K dated June 8, 2000 of General Devices, Inc., filed with the Securities and Exchange Commission and are in agreeement with the statements contained herein.

Very truly yours,

COGEN SKLAR LLP

By: /s/ L. Martin Miller
    -----------------------------

    Name: L. Martin Miller
          Partner